Press Release

Today's Date - December 3, 1997              Contact: Bill W. Taylor
Release Date -  Immediate                    Exec. Vice President; C.F.O.


     Jacksonville Bancorp, Inc. Announces Opening of First In-Store Branch

     Jacksonville, Texas, December 3, 1997 - Jacksonville Bancorp, Inc. (NASDAQ:JXVL) the holding company of Jacksonville Savings Bank, SSB, of Jacksonville, Texas announced today that Jacksonville Savings Bank had opened its first in-store branch in the Wal-Mart Supercenter located at 515 East Loop 281 in Longview, Texas.

     According to Jerry Chancellor, President and C.E.O., this will be Jacksonville Savings Bank's second branch in Longview. Chancellor said, "Our Company wants to maintain its reputation as an innovator in providing state of the art banking convenience for our customers, both existing and prospective." He added that Jacksonville Savings Bank inside the Wal-Mart Supercenter will offer customers traditional banking services plus extended hours six days a week, providing convenient "one-stop" shopping service.

     "The management of this bank is committed in remaining on the cutting edge of today's highly competitive financial service market. In-store banking means that Jacksonville Savings Bank, customers now can be two places at the same time, banking and shopping under the same roof," Chancellor added.

     In addition to the two branches in Longview, Jacksonville Savings Bank also conducts business in Tyler, Rusk, Palestine and Athens in addition to its home office in Jacksonville, Texas.